Exhibit 99.5

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On February 27, 2020 SMG Industries, Inc. (“the Company” or “we”) entered into Membership Interest Purchase Agreements for the acquisition of all of the membership interests of each of 5J Oilfield Services LLC, a Texas limited liability company (“5J Oilfield”) and 5J Trucking LLC, a Texas limited liability company (“5J Trucking”) (5J Oilfield and 5J Trucking shall be collectively referred to herein as the “5J Entities”) (the “5J Acquisition”). The total purchase price for the 5J Entities was $27.3 million, including assumed debt.

Pursuant to the terms of the 5J Oilfield Membership Interest Purchase Agreement (“5J Oilfield Agreement”), we acquired 100% of the issued and outstanding membership interests from the sole member of 5J Oilfield (“5J Oilfield Member”), pursuant to which 5J Oilfield has become a wholly-owned subsidiary of SMG Industries Inc. Pursuant to the terms of the 5J Oilfield Agreement, we have: (i) paid the 5J Oilfield Member $6,840,000 in cash; (ii) issued 6,000 shares of our 5% Series B Convertible Preferred Stock (“Preferred Stock”), stated value $1,000 per share; (iii) assumed or refinanced the obligation for truck notes owed by 5J and its affiliates in the principal amount of $1,034,000 and paid off a community line of credit balance as of closing in the amount of $5.86 million; and (iv) caused 5J Oilfield to issue a note (“Seller Note”) to the 5J Oilfield Member in the principal amount of $2,000,000 (“5J Oilfield Purchase Price”).

The unaudited pro forma combined statement of operations for the nine months ended September 30, 2019 and the year ended December 31, 2018 combine the historical statements of operations of the 5J Entities and the Company’s consolidated statement of operations, giving effect to the 5J Acquisition as if they had occurred on January 1, 2018, the beginning of SMG’s most recently completed fiscal year. The unaudited pro forma combined balance sheet at September 30, 2019 combines the Company’s consolidated balance sheet at September 30, 2019 with the 5J Entities’ combined balance sheet at September 30, 2019, giving effect to the 5J Acquisition as if it had occurred on September 30, 2019. The unaudited proforma combined statements of operations also include the effect of the Trinity Acquisition, which closed on June 27, 2019. Please refer to the Current Report on Form 8-K/A (“Amendment No. 1”) filed on September 9, 2019 for the information required by Item 9.01 of Form 8-K related to the Trinity Acquisition.

The historical combined statements of operations of 5J have been adjusted to reflect certain reclassifications and other adjustments in order to conform to the Company’s financial statement presentation and accounting policies. The historical consolidated financial statements have been adjusted in the unaudited pro forma combined financial information to give pro forma effect to events that are: (1) directly attributable to the Trinity Acquisition; (2) factually supportable; and (3) with respect to the statement of operations, expected to have a continuing impact on the combined company’s results. The unaudited pro forma combined financial information has been developed from and should be read in conjunction with:

•	the accompanying notes to the unaudited combined pro forma financial information;
•	the historical unaudited consolidated financial statements of the Company as of and for the nine months ended September 30, 2019, included in the Company’s quarterly report on Form 10-Q for the nine months ended September 30, 2019;
•	the historical consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2018, included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018;
•	the financial statements of 5J Oilfield Services, LLC as of and for the fiscal years ended December 31, 2018 and 2017;
•	the financial statements of 5J Trucking, LLC as of and for the fiscal years ended December 31, 2018 and 2017;
•	the unaudited financial statements of 5J Oilfield Services, LLC as of September 30, 2019 and for the nine months ended September 30, 2019 and 2018; and
•	the unaudited financial statements of 5J Trucking, LLC as of September 30, 2019 and for the nine months ended September 30, 2019 and 2018.

The unaudited pro forma combined financial information has been prepared using the acquisition method of accounting in accordance with U.S. GAAP with the Company as the acquirer. Under the acquisition method of accounting, the purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair market values as of the acquisition date with any excess purchase price allocated to goodwill.

The Company has not completed the detailed valuation studies necessary to arrive at the required estimates of the fair value of the consideration transferred, assets acquired, the liabilities assumed and the related allocations of the purchase price in the 5J Acquisition. As a result, the unaudited pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analyses are performed. The unaudited pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma combined financial information presented below. The Company has estimated the fair value of assets acquired and liabilities assumed based on discussions with members of 5J’s management, preliminary valuation studies, due diligence and information presented in the financial statements and accounting records of 5J. The Company is continuing to gather evidence to evaluate what identifiable intangible assets were acquired, such as a customer list, and the fair value of each, and expects to finalize the fair value of the acquired assets within one year of the acquisition date. Any increases or decreases in the fair value of these assets and liabilities upon completion of the final valuations will result in adjustments to the balance sheet and/or statement of operations. The final purchase price and the final purchase price allocation may be different than that reflected in the preliminary purchase price allocation presented herein, and this difference may be material.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma combined financial information are described in the accompanying notes. The unaudited pro forma combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the 5J Acquisition and the Trinity Acquisition occurred on the dates indicated. Further, the unaudited pro forma combined financial information does not purport to project the future operating results or financial position of the Company following the 5J Acquisition and the Trinity Acquisition. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of this unaudited pro forma combined financial information and are subject to change as additional information becomes available and analyses are performed.

The unaudited pro forma combined financial information, although helpful in illustrating the financial characteristics of the Company under one set of assumptions, does not reflect the benefits of cost-saving initiatives (or associated costs to achieve such savings), opportunities to earn additional revenue, or other factors that may result as a consequence of the 5J Acquisition and the Trinity Acquisition and, accordingly, does not attempt to predict or suggest future results. The unaudited pro forma combined financial information also excludes the effects of costs associated with any restructuring activities, integration activities or asset dispositions resulting from the 5J Acquisition and the Trinity Acquisition, as they are currently not known, and to the extent they occur, are expected to be non-recurring and were not incurred as of the closing date of the 5J Acquisition and the Trinity Acquisition. However, such costs could affect the combined company following the 5J Acquisition and the Trinity Acquisition in the period the costs are incurred or recorded.

SMG Industries Inc.

Pro Forma Combined Statement of Operations

For the Nine Months Ended September 30, 2019

(unaudited)

	SMG	Trinity	5J Combined	Trinity Pro Forma Adjustments		5J Pro Forma Adjustments		Pro Forma Combined

REVENUE TOTAL	$4,911,401	$2,929,661	$43,831,929	$-		$-		$51,672,991

COST OF REVENUE	3,999,156	2,683,091	43,053,764	16,612	(a)	1,467,080	(e)	51,219,703

GROSS PROFIT	912,245	246,570	778,165	(16,612)		(1,467,080)		453,288

Selling, General & Administrative	2,491,317	134,670	3,620,826	12,000	(b)	-		6,258,813

Income (loss) from operations	(1,579,072)	111,900	(2,842,661)	(28,612)		(1,467,080)		(5,805,525)

Other Income (Expense)
Interest Income	-	-	57,689	-		-		57,689
Interest Expense	(644,511)	(37,869)	(730,533)	(19,375)	(c)	(716,250)	(f)	(2,148,538)
Loss on settlement of liabilities	(73,764)	-	-	-		-		(73,764)
Gain on sale of fixed assets	-	-	490,848	-		-		490,848

Income (Loss) before provision for income taxes	(2,297,347)	74,031	(3,024,657)	(47,987)		(2,183,330)		(7,479,290)

State Income tax expense	-	-	(126,213)	-		-		(126,213)

Net income (loss)	(2,297,347)	74,031	(3,150,870)	(47,987)		(2,183,330)		(7,605,503)

Preferred stock dividends	-	-	-	(30,000	(d)	(300,000)	(g)	(330,000)

Net income (loss) attributable to common shareholders	$(2,297,347)	$74,031	$(3,150,870)	$(77,987)		$(2,483,330)		$(7,935,503)

Net income (loss) per common share
Basic	$(0.17)	-	-	-		-		$(0.59)
Diluted	$(0.17)	-	-	-		-		$(0.59)

Weighted Average Shares Outstanding
Basic	13,493,944	-	-	-		-		13,493,944
Diluted	13,493,944	-	-	-		-		13,493,944

SMG Industries Inc.

Pro Forma Combined Statement of Operations

For the year ended December 31, 2018

(unaudited)

	SMG Industries Inc.	Trinity	5J Combined	Trinity Pro Forma Adjustments		5J Pro Forma Adjustments		Pro Forma Combined

REVENUE TOTAL	$4,422,436	$5,481,779	$68,356,895	$-		$-		$78,261,110

COST OF REVENUE TOTAL	2,769,375	5,118,073	56,947,396	(101,683)	(a)	1,956,107	(e)	66,689,268

GROSS PROFIT	1,653,061	363,706	11,409,499	101,683		(1,956,107)		11,571,842

Selling, general & administrative	2,495,560	374,180	6,572,846	24,000	(b)	-		9,466,586

Income (loss) from operations	(842,499)	(10,474)	4,836,653	77,683		(1,956,107)		2,105,256

Other Income (Expense)
Gain (loss) on settlement of liabilities	9,151	-	-	-		-		9,151
Gain on sale of fixed assets	-	-	2,316,518	-		-		2,316,518
Interest Expense, net	(310,030)	(32,836)	(804,464)	(38,750)	(c)	(955,000)	(f)	(2,141,080)
Other income	-	21,637	64,662	-		-		86,299
Miscellaneous expense	-	(1,141)	-	-		-		(1,141)

Income (Loss) before provision for income taxes	(1,143,378)	(22,814)	6,413,369	38,933		(2,911,107)		2,375,003

State Income tax expense	-	-	(159,874)	-		-		(159,874)

Net Loss	(1,143,378)	(22,814)	6,253,495	38,933		(2,911,107)		2,215,129

Preferred stock dividends	-	-	-	(60,000)	(d)	(300,000)	(g)	(360,000)

Net Loss attributable to common shareholders	$(1,143,378)	$(22,814)	$6,253,495	$(21,067)		$(3,211,107)		$1,855,129

Net Loss per common share
Basic	$(0.11)	-	-	-		-		$0.18
Diluted	$(0.11)	-	-	-		-		$0.18

Weighted Average Shares Outstanding
Basic	10,364,775	-	-	-		-		10,364,775
Diluted	10,364,775	-	-	-		-		10,364,775

SMG Industries, Inc.

Pro Forma Combined Balance Sheet

As of  September 30, 2019

(unaudited)

	SMG	5J Combined	Pro Forma Adjustments (See Note 4)		Pro Forma
ASSETS

Cash and cash equivalents	$13,353	$-	$-	(h k)	$13,353
Certificates of deposit	-	393,577	-		393,577
Accounts receivable	1,967,075	9,337,074	-		11,304,149
Inventory	149,413	-	-		149,413
Assets held for sale	30,000	-	-		30,000
Notes receivable - current portion	-	423,277	-		423,277
Prepaid expenses and other current assets	136,951	488,472	-		625,423
Total current assets	2,296,792	10,642,400	-		12,939,192

Property and equipment, net	4,342,037	15,075,343	9,780,534	(i)	29,197,914
Notes receivable, net of current portion	-	684,932	-		684,932
Other asset	20,386	111,870	-		132,256
Right of use assets - operating leases	311,473	-	-	(h)	311,473
Intangible assets	307,908	-	-		307,908
Goodwill	185,751	-	-		185,751

Total assets	$7,464,347	$26,514,545	$9,780,534		$43,759,426

LIABILITIES

Accounts payable	$1,908,564	$2,860,796	$-		$4,769,360
Accrued expenses and other liabilities	401,317	2,399,408	-		2,800,725
Right of use liabilities - operating leases short term	128,969	-	-		128,969
Right of use liabilities - finance leases short term	62,389	-	-		62,389
Secured line of credit	1,348,916	5,837,365	-		7,186,281
Current portion of note payable - related party	51,932	-	-		51,932
Current portion of unsecured notes payable net	160,375	-	-		160,375
Current portion of secured notes payable net	1,085,994	3,525,238	3,141,794	(h)	7,753,026
Current portion of convertible notes payable net	-	-	450,000	(h)	450,000
Total current liabilities	5,148,456	14,622,807	3,591,794		23,363,057

Convertible notes payable, net	248,306	-	900,000	(h)	1,148,306
Note payable - related party, net of current portion	12,003	-	-		12,003
Notes payable - secured, net of current portion	1,343,140	5,672,272	5,508,206	(h)	12,523,618
Right of use liabilities - operating leases, net of current portion	188,504	-	-		188,504
Right of use liabilities - finance leases, net of current portion	27,403	-	-		27,403
Total other liabilities	1,819,356	5,672,272	6,408,206		13,899,834

Total liabilities	6,967,812	20,295,079	10,000,000		37,262,891

EQUITY
Members equity	-	6,219,466	(6,219,466)	(i)	-
Preferred stock	2	-	6	(k)	8
Common stock	14,451	-	-		14,451
Additional paid in capital	4,456,856	-	5,999,994	(k)	10,456,850
Accumulated deficit	(3,974,774)	-	-		(3,974,774)
Total equity	496,535	6,219,466	(219,466)		6,496,535

Total liabilities and equity	$7,464,347	$26,514,545	$9,780,534		$43,759,426

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

1. Description of the 5J Acquisition

On February 27, 2020 SMG Industries, Inc. (“the Company” or “we”) entered into Membership Interest Purchase Agreements for the acquisition of all of the membership interests of each of 5J Oilfield Services LLC, a Texas limited liability company (“5J Oilfield”) and 5J Trucking LLC, a Texas limited liability company (“5J Trucking”) (5J Oilfield and 5J Trucking shall be collectively referred to herein as the “5J Entities”) (the “5J Acquisition”). The total purchase price for the 5J Entities was $27.3 million, including assumed debt.

Pursuant to the terms of the 5J Oilfield Membership Interest Purchase Agreement (“5J Oilfield Agreement”), we acquired 100% of the issued and outstanding membership interests from the sole member of 5J Oilfield (“5J Oilfield Member”), pursuant to which 5J Oilfield has become a wholly-owned subsidiary of SMG Industries Inc. Pursuant to the terms of the 5J Oilfield Agreement, we have: (i) paid the 5J Oilfield Member $6,840,000 in cash; (ii) issued 6,000 shares of our 5% Series B Convertible Preferred Stock (“Preferred Stock”), stated value $1,000 per share; (iii) assumed or refinanced the obligation for truck notes owed by 5J and its affiliates in the principal amount of $1,034,000 and paid off a community line of credit balance as of closing in the amount of $5.86 million; and (iv) caused 5J Oilfield to issue a note (“Seller Note”) to the 5J Oilfield Member in the principal amount of $2,000,000 (“5J Oilfield Purchase Price”).

The Preferred Stock issued in connection with the acquisition of the 5J Entities is convertible at $1.25 per share at any time after its issuance and shall automatically convert into shares of the Company’s common stock, par value $.001 per share, three years from the date of issuance. The Company shall pay a quarterly dividend of 5% per annum to the holder of the Preferred Stock, subject to certain conditions related to the EBITDA of the 5J Entities. In the event that the consolidated quarterly EBITDA of the 5J Entities is not in excess of the aggregate fixed monthly payments made to Amerisource (defined below) and Utica (defined below), the 5J Oilfield Member will have the option of accruing the dividend, or converting such amount due into shares of the Company’s common stock at the market price at such time. The holder of the Preferred Stock shall vote on all matters presented to the Company’s common stockholders on an as converted basis. All of the shares of Preferred Stock, and the shares of the Company’s Common Stock underlying the Preferred Stock, issued in connection with the Transaction are restricted securities, as defined in paragraph (a) of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”). Such shares were issued pursuant to an exemption from the registration requirements of the Securities Act, under Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder.

The 10% Secured Promissory Note issued to the 5J Oilfield Member as part of the 5J Oilfield Purchase Price has a three-year term and all outstanding principal and accrued interest is due and payable on February 27, 2023. Interest shall be paid monthly commencing in March 2020 and principal payments shall be made on a quarterly basis, commencing at the end of the second quarter ending June 30, 2020. Principal payments shall be made subject to the 5J Entities availability under the Amerisource AR Facility (defined below). This note and the payment thereof shall be secured by all of 5J Oilfield’s accounts receivable, subject to a prior security interest in the Company’s accounts receivable by Amerisource Funding, Inc. Additionally, the Company has agreed to guaranty all of the obligations due under the note. Notwithstanding the foregoing, principal payments under the note will not be made by 5J Oilfield prior to the maturity date if the 5J Oilfield EBITDA for the trailing twelve (12) month period does not equal or exceed a 1-1 ratio to 5J Oilfield’s debt service payments to Amerisource (defined below) and Utica (defined below) pursuant to the terms of each of Amerisource Financing (defined below) and the Utica Financing (defined below).

Pursuant to the terms of the 5J Trucking Membership Interest Purchase Agreement (“5J Trucking Agreement”), we acquired 100% of the issued and outstanding membership interests from the members of 5J Trucking (“5J Trucking Members”), pursuant to which 5J Trucking has become a wholly-owned subsidiary of SMG Industries Inc. Pursuant to the terms of the 5J Trucking Agreement, in exchange for the membership interests, SMGI refinanced the obligation for notes owed by 5J and its affiliates in the principal amount of $5,564,000 (“5J Trucking Purchase Price”).

In connection with the acquisition of the 5J Entities, on February 27, 2020, the 5J Entities entered into a Master Lease Agreement with Utica Leaseco LLC (“Utica”) pursuant to which Utica refinanced substantially all of the 5J Entities equipment in the aggregate amount of $11,950,000 (“Utica Financing”) which amount was financed based on 75% of the net forced liquidation value of the equipment. The Company used a portion of the proceeds from the Utica Financing to pay the cash portion of the Purchase Price of the 5J Entities.

Pursuant to the terms of the Utica Financing, the 5J Entities will pay a monthly fee of $331,065 to Utica for a period of 51 months, with a cash payment due at the end of the lease term in the amount of $831,880. The 5J Entities own all of the assets financed pursuant to the Utica Financing, subject to Utica’s security interest in all of the equipment of the 5J Entities pursuant to the terms of the security agreement. Each of the Company and Matthew Flemming, its CEO, have entered into guaranty agreements with Utica, whereby they have guaranteed all of the obligations of the 5J Entities under the Utica Master Lease Agreement, pursuant to the guaranty agreements.

On February 27, 2020, the 5J Entities entered into a Revolving Accounts Receivable Assignment and Term Loan Financing and Security Agreement with Amerisource Funding Inc. (“Amerisource”) in the aggregate amount of $10,000,000 (“Amerisource Financing”).The Amerisource Financing provides for: (i) an equipment loan in the principal amount of $1,401,559 (“Amerisource Equipment Loan”), (ii) a bridge term facility in the amount of $550,690 (“Bridge Facility”), and (iii) an accounts receivable revolving line of credit up to $10,000,000 (“AR Facility”).

The AR Facility has been issued in an amount not to exceed $10,000,000, with the maximum availability limited to 85% of the eligible accounts receivable (as defined in the financing agreement). The AR Facility is paid for by the assignment of the accounts receivable of each of the 5J Entities and is secured by all instruments and proceeds related thereto. The AR Facility has an interest rate of 4.5% in excess of the prime rate per annum, an initial collateral management fee of 0.75% of the maximum account limit per annum, a non-usage fee of 0.35% assessed on a quarterly basis on the difference between the maximum availability under the AR Facility and the average daily revolving loan balance outstanding, and a one time commitment fee equal to $100,000 paid at closing. The AR Facility can be terminated by the 5J Entities with 60 days written notice. There is an early termination fee equal to two percent (2.0%) of the then maximum account limit if there are more than twelve (12) months remaining in term of the AR Facility, or one percent (1.0%) of the then maximum account limit if there twelve months or less remaining in the term of the AR Facility. The Company is a guarantor of the Amerisource Financing.

The Amerisource Equipment Loan in the amount of $1,401,559 is secured by certain equipment pledged as collateral, has a term of thirty-six (36) months during which the 5J Entities shall make equal monthly payments of principal and interest, bears an interest rate of prime rate plus five and one-quarter percent (5.25%) and an origination fee equal to one and one-half percent (1.5%) of the loan amount.

The Bridge Facility has a term of six (6) months during which the 5J Entities shall make equal monthly payments of principal and interest. In connection with the Bridge Facility, the 5J Entities paid an upfront facility fee of five percent (5%) of the total Bridge Facility amount at closing.

On February 27, 2020, the Company entered into a loan agreement with Amerisource Leasing Corporation for the sale of a 10% convertible promissory note in the principal amount of $1,600,000 (“Amerisource Note”) to Amerisource (“Amerisource Loan Agreement”). The Amerisource Note matures on February 27, 2023 and is convertible into shares of the Company’s common stock at a conversion price of $0.25 per share. The interest rate on the Amerisource Note increases to 11% per annum on February 27, 2021 and to 12% per annum on February 27, 2022. Interest shall be paid on a quarterly basis. In addition, 2,400,000 shares of the Company’s common stock were issued to the noteholder in connection with the sale of the Amerisource Note. The Amerisource Note may be prepaid at any time by the Company on 10 days-notice to the noteholder without penalty.

2. Basis of Pro Forma Presentation

The unaudited pro forma combined statement of operations for the nine months ended September 30, 2019 combines the Company’s consolidated statement of operations for the nine months ended September 30, 2019 with the historical statements of operations of the 5J Entities’ consolidated statement of operations for the nine months ended September 30, 2019. The unaudited combined statement of operations for the year ended December 31, 2018 combines the Company’s consolidated statement of operations for the year ended December 31, 2018 with 5J’s consolidated statement of operations for the year ended December 31, 2018. These unaudited pro forma combined statements of operations give effect to the 5J Acquisition as if it had occurred on January 1, 2018, the beginning of SMG’s most recently completed fiscal year. The unaudited pro forma combined balance sheet at September 30, 2019 combines the Company’s consolidated balance sheet at September 30, 2019 with 5J combined balance sheet at September 30, 2019, giving effect to the 5J Acquisition as if it had occurred on September 30, 2019. The unaudited proforma combined statements of operations also included the effect of the Trinity Acquisition, which close on June 27, 2019. There is no proforma balance sheet impact of the Trinity Acquisition as of September 30, 2019.

The following tables present the combined results of the 5J Entities for the periods indicated:

Statement of Operations
Nine Months ended September 30, 2019
	5J OFS	5J Trucking	Eliminations	5J Combined

REVENUE TOTAL	$43,050,908	$19,299,200	$(18,518,179)	$43,831,929

COST OF REVENUE	44,066,828	17,505,115	(18,518,179)	43,053,764

GROSS PROFIT (LOSS)	(1,015,920)	1,794,085	-	778,165

Selling, General & Administrative	2,541,475	1,079,351	-	3,620,826

Net Operating Income (Loss)	(3,557,395)	714,734	-	(2,842,661)

Other Income (Expense)
Interest income	186,367	55,151	(183,829)	57,689
Interest expense	(251,486)	(662,876)	183,829	(730,533)
Gain on sale of fixed assets	-	490,848	-	490,848

Net Other Income (Expense)	(65,119)	(116,877)	-	(181,996)

Income (loss) before provision for income taxes	(3,622,514)	597,857	-	(3,024,657)

State Income tax expense	(22,838)	(103,375)	-	(126,213)

Net income (loss)	$(3,645,352)	$494,482	$-	$(3,150,870)

Statement of Operations
Fiscal year ended December 31, 2018
	5J OFS	5J Trucking	Eliminations	5J Combined

REVENUE TOTAL	$67,299,934	$25,919,903	$(24,862,942)	$68,356,895

COST OF REVENUE	58,405,761	23,404,577	(24,862,942)	56,947,396

GROSS PROFIT	8,894,173	2,515,326	-	11,409,499

Selling, General & Administrative	6,003,679	569,167	-	6,572,846

Net Operating Income	2,890,494	1,946,159	-	4,836,653

Other Income (Expense)
Interest income	253,890	-	(250,260)	3,630
Interest expense	(314,534)	(743,820)	250,260	(808,094)
Gain on sale of fixed assets	22,132	2,294,386	-	2,316,518
Other income	-	64,662	-	64,662

Net Other Income (Expense)	(38,512)	1,615,228	-	1,576,716

Income before provision for income taxes	2,851,982	3,561,387	-	6,413,369

State Income tax expense	(27,277)	(132,597)	-	(159,874)

Net income (loss)	$2,824,705	$3,428,790	$-	$6,253,495

Balance Sheet as of September 30, 2019
	5J OFS	5J Trucking	Eliminations	5J Combined

Cash	$-	$-	$-	$-
Certificate of deposit	393,577	-	-	393,577
Accounts receivable,
Trade, net	8,859,702	2,362	-	8,862,064
Related party	33,121	441,889	-	475,010
Notes receivable - current portion	400,000	423,277	(400,000)	423,277
Prepaid expenses	201,129	287,343	-	488,472
Total Current assets	9,887,529	1,154,871	(400,000)	10,642,400

PROPERTY AND EQUIPMENT (at cost)
Buildings	12,990	715,921	-	728,911
Cranes	-	10,536,569	-	10,536,569
Furnitures, fixtures and equipment	41,323	-	-	41,323
Computer equipment	47,533	-	-	47,533
Trucks, trailers and winches	338,885	33,173,251	-	33,512,136
Machinery and equipment	24,450	4,246,967	-	4,271,417
Total property and equipment	465,181	48,672,708	-	49,137,889
Less accumulated depreciation	(309,341)	(33,753,205)	-	(34,062,546)
TOTAL NET PROPERTY AND EQUIPMENT	155,840	14,919,503	-	15,075,343
OTHER ASSETS
Notes receivable, net of current portion	11,537,658	684,932	(11,537,658)	684,932
Deposits	111,870	-	-	111,870
TOTAL OTHER ASSETS	11,649,528	684,932	(11,537,658)	796,802
TOTAL ASSETS	$21,692,897	$16,759,306	$(11,937,658)	$26,514,545

CURRENT LIABILITIES
Accounts payable	$1,672,985	$730,368	$-	$2,403,353
Bank overdraft	417,369	40,074	-	457,443
Accrued expenses	2,030,424	43,771	-	2,074,195
Escrow deposits	199,000	-	-	199,000
State income taxes payable	22,838	103,375	-	126,213
Line of credit	5,837,365	-	-	5,837,365
Current portion of long-term debt	-	3,525,238	-	3,525,238
TOTAL CURRENT LIABILITIES	10,179,981	4,442,826	-	14,622,807
LONG-TERM DEBT, net of current portion	-	17,609,930	(11,937,658)	5,672,272
TOTAL LIABILITIES	10,179,981	22,052,756	(11,937,658)	20,295,079
MEMBERS' EQUITY (DEFICIT)	11,512,916	(5,293,450)	-	6,219,466
TOTAL LIABILITIES AND MEMBERS' EQUITY (DEFICIT)	$21,692,897	$16,759,306	$(11,937,658)	$26,514,545

3. Preliminary Purchase Price Allocation

The purchase price for the 5J Acquisition has been allocated to the assets acquired and liabilities assumed for purposes of this pro forma financial information based on their estimated relative fair values. The purchase price allocation herein is preliminary. The final purchase price allocation for the 5J Acquisition will be determined after completion of a thorough analysis to determine the fair value of all assets acquired and liabilities assumed but in no event later than one year following completion of the 5J Acquisition. Accordingly, the final acquisition accounting adjustments could differ materially from the accounting adjustments included in the pro forma financial statements presented herein. Any increase or decrease in the fair value of the assets acquired and liabilities assumed, as compared to the information shown herein, could also change the portion of purchase price allocable to goodwill and could impact the operating results of the Company following the acquisition due to differences in purchase price allocation, depreciation and amortization related to some of these assets and liabilities.

The acquisition of 5J is being accounted for as a business combination under ASC 805. Due to the transaction closing late in the first quarter, the Company is continuing to gather evidence to evaluate what identifiable intangible assets were acquired, such as a customer list, and the fair value of each, and expects to finalize the fair value of the acquired assets within one year of the acquisition date. The following information summarizes the provisional purchase consideration and preliminary allocation of the fair values assigned to the assets at the purchase date:

Preliminary Purchase Price:
Cash	$7,000,000
Notes payable	3,000,000
Preferred stock, Series B issued	6,000,000
Total preliminary purchase consideration	$16,000,000

Preliminary Purchase Price Allocation
Certificate of deposit	$393,577
Accounts receivable	9,337,074
Notes receivable	1,108,209
Prepaid expenses	488,472
Property and equipment	24,855,877
Other assets	111,870
Accounts payable and accrued liabilities	(5,260,204)
Line of credit	(5,837,365)
Notes payable	(9,197,510)
$16,000,000

4. Pro Forma Adjustments

Pro Forma Adjustments to the Statements of Operations:

Trinity Acquisition

(a)	To adjust depreciation expense for new estimated fair value of property and equipment and revised estimated remaining useful lives from the Trinity Acquisition
(b)	To recognize operating lease expense under ASC 842 associated with new lease entered into concurrent with the Trinity Acquisition
(c)	To recognize additional interest expense on additional borrowings of $500,000 to fund the cash consideration for the Trinity Acquisition.
(d)	To reflect the effect of preferred dividend for shares issued as consideration for the Trinity Acquisition

5J Acquisition

(e)	To adjust depreciation expense for new estimated fair value of property and equipment and revised estimated remaining useful lives from the 5J Acquisition
(f)	To recognize additional interest expense on additional borrowings to fund the cash consideration for the 5J Acquisition.
(g)	To reflect the effect of preferred dividend for shares issued as consideration for the 5J Acquisition

Pro Forma Adjustments to the Balance Sheet:

5J Acquisition

As of September 30, 2019

Cash and cash equivalents
Additional borrowings under secured notes payable (h)	$3,697,752
Additional Borrowings under Bridge Loan (h)	550,689
Additional borrowings under Term Loan (h)	1,401,559
Additional borrowings under convertible notes payable (h)	1,350,000
Payment of cash to sellers of 5J (j)	(7,000,000)
Total adjustments to cash and cash equivalents	$-

Bridge Loan	$550,689
Current portion of Seller Notes (k)	1,666,667
Current portion of other secured notes payable	924,438
Secured Notes payable, current portion (h)	$3,141,794

Secured Notes payable, non current portion:
Term Loan, net of current portion	$1,401,559
Seller Notes, net of current portion (k)	1,333,333
Secured notes payable, net of current portion	2,773,314
Secured Notes payable, net of current portion(h)	$5,508,206

Convertible notes payable, current portion	$450,000
Convertible notes payable, net of current portion	$900,000

(h)	To recognize additional borrowings to fund the cash consideration of the purchase price paid to the sellers of 5J
(i)	To adjust property and equipment to the estimate fair value as of the acquisition date
(j)	To eliminate historical members’ equity of 5J.
(k)	To recognize consideration paid to the sellers of 5J as disclosed in Note 3.